Exhibit 99.4

SNOW LAKE RESOURCES LTD.

242 Hargrave Street, #1700

Winnipeg, Manitoba R3C 0V1 Canada

August 17, 2021

Via EDGAR

United States Securities and Exchange Commission

Division of Corporation Finance

Office of Energy & Transportation

100 F Street, N.E. Washington, D.C. 20549

Attention: Kevin Dougherty and Loan Lauren Nguyen

Re:	Snow Lake Resources Ltd.
Amendment No. 2 to Registration Statement on Form F-1
Request for Waiver and Representation under Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

The undersigned, Snow Lake Resources Ltd., a company incorporated in the Province of Manitoba, Canada under The Corporations Act (Manitoba) (the “Company”), is submitting this letter via EDGAR to the Securities and Exchange Commission (the “Commission”) in connection with the Company’s submission on the date hereof of its Amendment No. 3 to Registration Statement on Form F-1 (the “Amendment No. 3”) relating to a proposed initial public offering and listing in the United States of the Company’s common shares.

The Company has included in the Amendment No. 3 its audited consolidated financial statements, prepared in accordance with the International Financial Reporting Standards, as of June 30, 2020 and 2019 and unaudited interim consolidated financial statements as of December 31, 2020 and for each of the six-month periods ended December 31, 2020 and 2019.

The Company respectfully requested that the Commission waive the requirement of Item 8.A.4 of Form 20-F (the “Waiver Request”), which states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the filing (the “12-Month Requirement”).

The Company is submitting this Waiver Request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-Month Requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” In addition, in International Reporting and Disclosure Issues in the Division of Corporation Finance, dated November 1, 2004 (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm), at Section III. B. c), staff of the Commission notes that:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with the Waiver Request, the Company represents to the Commission that:

1.	The Company is not currently a public reporting company in any jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States to prepare consolidated financial statements audited under any generally accepted auditing standards for any interim period.

3.	Full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that its audited financial statements for the year ended June 30, 2021 will be available until October 2021.

5.	In no event will the Company seek effectiveness of its registration statement on Form F-1 if its audited financial statements are older than 15 months at the time of the Company’s initial public offering.

The Company is submitting this letter as an exhibit to the Amendment No.3 pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Sincerely,

SNOW LAKE RESOURCES LTD.

By:	/s/ Philip Gross
Name:	Philip Gross
Title:	Chief Executive Officer and Director